SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 5, 2002


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
             (Exact name of registrant as specified in its charter)



         DELAWARE                  333-87381-03                13-3411414
      (State or other              (Commission             (I.R.S. Employer
       Jurisdiction                File Number)         Identification Number)
      Incorporation)
                            ---------------------

                               383 Madison Avenue
                            New York, New York 10179
                          (principal executive offices)
                                 (212) 272-2000



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Item 5.  OTHER EVENTS

      Description of the Certificates

      Bear Stearns Commercial Mortgage Securities Inc. (the "Depositor") will cause to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Commission's Rule 424 a final Prospectus Supplement and the Prospectus filed as part of Registration Statement, File No. 333-87381, in connection with the Depositor's issuance of a series of certificates, entitled Commercial Mortgage Pass-Through Certificates, Series 2001-TOP6 (the "Certificates"), to be issued pursuant to a pooling and servicing agreement among the Depositor, Wells Fargo Bank, National Association, as master servicer, GMAC Commercial Mortgage Corporation, as special servicer, LaSalle Bank National Association, as trustee, Wells Fargo Bank Minnesota, National Association, as paying agent and certificate registrar and ABN AMRO Bank N.V., as fiscal agent.

      Computational Materials

      Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated, as underwriters of certain of the Certificates (the "Underwriters") have provided certain prospective purchasers of the Class A-1, Class A-2, Class B and Class C Certificates (collectively, the "Offered Certificates") with a certain collateral term sheet (the "Collateral Term Sheet") in written form, which Collateral Term Sheet relates to the assets of the trust fund in which the Certificates represent beneficial ownership, based on collateral information provided by Bear, Stearns Funding, Inc.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

            (a)   Not applicable

            (b)   Not applicable

            (c)   Exhibits

EXHIBIT NO. 99 DESCRIPTION

      Collateral Term Sheet (as defined in Item 5) that has been provided by the Underwriters to certain prospective purchasers of the Offered Certificates.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  March 5, 2002

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.


By: /s/  Michael A. Forastiere
   -------------------------
   Name: Michael A. Forastiere
   Title:  Vice President